Cash Position and Capitalization

Cash and Equivalents: **$43.6 million as of March 31, 2018**

Cash Runway: Anticipate current cash position should provide funding through Q1 2019.

- In the event of positive topline results from VTL-308, the Company plans to raise additional capital.

Capitalization:	As of March 31, 2018
Common shares outstanding	42.4M
Options outstanding	7.7M
Total	**50.1M**

Other:	
Options available for grant (as of 3/31/18)	0.3M
Warrants (exercise price of $92.99 expiring September 2019)	0.2M